Exhibit 99.1



Comments From Alyn on recent postings.

Although we have not made a posting to this bulletin board since earlier this year, we do read what you have to say. Normally, time constraints and a general policy of not responding to every statement made on this site causes us to be "silent." One exception to this is when we observe important misunderstandings or misinformation. Some recent postings are reason for this communication.

 FLEMING INVESTMENT AND FINANCIAL STRUCTURE - We are very pleased to have Fleming join us as a partner in our business. Bob Burr and Dave Edwards, while not members of management, are providing us with the benefit of their extensive experience in companies not unlike Alyn. The Fleming funds that invested in Alyn did so because they saw an opportunity for growth in the future. Obviously there can be no assurances, with much work yet to be done to have a smooth and efficiently operating manufacturing company. However, we believe we have much of the talent now in place to establish Alyn's success in manufacturing , even though this task has taken far longer to accomplish than anyone would have believed.

The structure of the investment is a straight-forward preferred stock, convertible into common stock at $3.00 per share. It was a cash investment of $7.5 million, from which we deducted our legal expenses in reporting the amount invested. The 2,500,000 shares of common stock into which the preferred stock is convertible can be voted on that basis on par with all other common stock holders.

Funding sources have not "moved offshore" with the Fleming investment. The specific group that made this investment is based in New York, as is their fund that made approximately 86% of the investment. Fleming allocates their investments among their funds when they are made. In this case, the other 14% was allocated to Fleming US Discovery Offshore Fund III, based in Bermuda. As is the case with many such private equity funds in this country and abroad, the monies can come from investors all over the world. Money today clearly knows no national boundaries.

The posting 539 by cc84lt appears to be among the most disturbing. Fleming is a very old, very large, highly respected investment manager. The specific group that lead the investment in Alyn is in the business of investing in companies which have highly differentiated products, large market opportunities and capable management. As we all know, they would not remain long in business if their business methods included, as you suggested, driving companies down and moving the technology offshore.

Comments made with respect to our financial structure, that the Company is "upside down in debt", are also inaccurate. We believe our debt and equity are in reasonable balance. Debt has a reasonable place in a balanced capital structure.

INSIDER TRADING - There were numerous postings related to Robin Carden and the sale of portions of his stock. We agree with mastersone_2000, in that Robin Carden has sold very few shares since this Company went public. He could have sold some at the time of the IPO, but didn't. There have been numerous times since, where the stock was at a relatively high level, and he did not sell. If one reviews the Yahoo insider trading page, you will note that the page shows he sold 111,000 shares early this year. Those were not actually his sales. A portion of his stock collateralizes a long outstanding personal loan. As the stock moves down, some portion is sold to cover the decline, much as a margined stock investment would be handled. This is done by Merrill Lynch - not Robin Carden. The same is true of the 110,000 share "planned sale" shown for November 23 on the page. The 500,000 shares "disposed" in the entry pertained to his donating 500,000 shares back to the Company during the 1998 Rights Offering, to reduce the dilution of the offering on all other shareholders. I believe that shows significant commitment to and belief in Alyn.

The only way Alyn management and employees could possibly succeed financially is to deliver. Our corporate incentives are aligned with our investors' - if the share price rises, we all make money. All Alyn employees have stock options in order to align their values with the stockholders.

MANAGEMENT FOCUS - Posting 484 by knot2klutzy, makes comments which do not accurately reflect the Company's management focus. I would like to reiterate that Alyn has not "abandoned its zeal for developing extensive use of its patented alloy." The Company is focusing its attention on those applications which "move the needle" and can absorb plant capacity (read as covering overhead cost). One of Alyn's problems of the past was chasing numerous glamour markets. Alyn's primary goal is to reach cash flow breakeven. The market for our product is virtually unlimited, but only if we deliver. Right now our job is FOCUS and EXECUTION.

In posting 504 by blue_special_now, a statement is made that we don't have a "real" extrusion plant, because the plant consists primarily of the 4000-ton extrusion press. This statement is not accurate. We have plans to add additional equipment to reduce our cost structure and reduce our outside dependency. Order flow, delivery times of equipment and financial resources all have to be balanced to decide the nature and the timing of the investments. It makes sense to sub-contract certain production processes until enough demand exists to get a reasonable payback on the investment when it is made. Just recently, for example, we installed a large machine for cutting and trimming nuclear shielding plates and other products, which will dramatically reduce our costs. We will do the same for several other processes. The cost savings are substantial and will increase our margins and competitiveness.

NUCLEAR MARKET AND COMPETITION - There were a number of postings regarding the Company's nuclear business, patents and competition. At this time, Boralyn material is being used and considered for use only in applications for storage of spent fuel rods in operating sites. Although, as sites in the U.S. and Europe are decommissioned, we will seek that business as well. The challenge the industry faces is how to store the growing number of spent fuel rod assemblies. The cooling ponds are full or soon to be full on a high percentage of the world's nuclear power stations, with no long-term storage sites on-stream or likely to be so within the next decade or more. The industry is addressing this problem by developing large storage containers called "dry cell casks" and by re-racking the cooling ponds to increase their capacities (called "wet racking"). Boralyn is being used in the dry cell casks currently and is in testing for wet racking. Each represent extremely large and immediate (i.e., within a year) opportunities. Once again, our challenge is execution, not a lack of opportunity. For your general information, once fuel rod assemblies are removed from the reactors, they are put in water to cool for approximately 10 years. The Government's original intent was then to move the assemblies to long-term storage sites, like under the Nevada desert. The challenge has been that no one wants to have these long-term sites in their vicinity - thus, the problem and the opportunity for Boralyn.

Boral is our principal competitor. It is a material developed in the 60-ies, which has served well in a number of applications. Boralyn, a 90-ies material, has a number of competitive advantages, including increased absorption, reliability and cost. However, we believe the most important longer-term advantage is that Boralyn has structural properties, whereas, Boral does not. New cask designs will take advantage of these structural characteristics, resulting in reduced costs and improved performance of the product. Other competing materials are Borated Aluminum and Borated Stainless Steel produced by a number of companies. Boralyn compares very well with these materials in a number of applications.

Alyn Corporation has strong patents to protect its position in the nuclear market. Reynolds Metals recently began marketing a competing shielding material, which it acquired from a small Orange County company that it purchased some time ago and relocated East. Even if they do begin to develop a market for their material, no one should rush to conclude that Alyn is "gone" for that reason, as posted by proberts_1977 this past week. Competition is always healthy. And Alyn Corporation will defend its position when its patents are infringed upon.

INVESTOR COMMUNICATIONS - We understand your frustration regarding news about the Company. We walk a fine line. With no analysts following the Company currently, it makes the challenge all the greater.

The Earnings Release Conference Call for the third quarter was cancelled due to a lack of investor interest. As interest in this form of investors communication rises, we will reinstate the calls. In the meantime we will communicate through press releases when important events happen and occasionally on the web.

In closing, Posting 464 by human1156 provides a very well-stated description of both the opportunity and the challenge. We do absolutely believe that Boralyn can be the "metal of the future" and we are focusing our efforts to realize this goal. Unfortunately, our work, at this stage of development, is hardly visible to the outside world. But it is establishing an essential basis to harvest the full potential of the products. We wish you happy holidays and we look forward to a very positive year 2000.

   Some of the information discussed above may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements are only predictions and that actual events or results may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission, specifically, the Company's most recent Annual Report on Form 10-K/A, the Company's Quarterly Report on Form 10-Q and the Company's Registration Statement on Form S-3/A, filed with the Securities and Exchange Commission on October 29, 1999. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.